UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, Charles E. Becht, Jr. notified First Savings Financial Group, Inc. (the “Company”) and its wholly-owned subsidiary, First Savings Bank, F.S.B. (the “Bank’), of his intention to retire as a director of both the Company and the Bank effective November 1, 2014. Mr. Becht’s decision to retire is unrelated to the respective operations, policies or practices of the Company and the Bank.

On October 22, 2014, the Company’s Board of Directors, at the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, elected Pamela Bennett-Martin as a director of the Company effective November 1, 2014. Ms. Bennett-Martin currently serves as a director of the Bank. She has been named to serve on the Compensation Committee of the Board of Directors and will serve as Chairperson of the committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: October 22, 2014	By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer